RenaissanceRe Reports Net Income Available to Common Shareholders of $32.7 Million for the Third Quarter of 2018, or $0.82 Per Diluted Common Share; Quarterly Operating Income Available to Common Shareholders of $20.6 Million, or $0.52 Per Diluted Common Share
Pembroke, Bermuda, October 30, 2018 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $32.7 million, or $0.82 per diluted common share, in the third quarter of 2018, compared to a net loss attributable to RenaissanceRe common shareholders of $504.8 million, or $12.75 per diluted common share, in the third quarter of 2017. Operating income available to RenaissanceRe common shareholders was $20.6 million, or $0.52 per diluted common share, in the third quarter of 2018, compared to an operating loss attributable to RenaissanceRe common shareholders of $544.2 million, or $13.74 per diluted common share, in the third quarter of 2017. The Company reported an annualized return on average common equity of 3.1% and an annualized operating return on average common equity of 1.9% in the third quarter of 2018, compared to negative 47.2% and negative 50.8%, respectively, in the third quarter of 2017. Book value per common share increased $0.65, or 0.6%, to $105.21 in the third quarter of 2018, compared to an 11.6% decrease in the third quarter of 2017. Tangible book value per common share plus accumulated dividends increased $1.04, or 1.1%, to $117.57 in the third quarter of 2018, compared to a 12.0% decrease in the third quarter of 2017.

Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “Once again this quarter, our industry experienced multiple large catastrophic events around the world. It is a strong testament to our strategy that we were able to support our customers by promptly paying their claims while still recording positive net and operating income, as well as growth in tangible book value per share plus accumulated dividends. Our track record of sourcing large, one of a kind opportunities to provide bespoke solutions to key customers remains unparalleled in the industry. We remain confident in our strategy and our ability to deliver long-term shareholder value.”
THIRD QUARTER 2018 SUMMARY

•
Net negative impact on the Company’s net income available to RenaissanceRe common shareholders of $151.9 million from Typhoons Jebi, Mangkut and Trami, Hurricane Florence and the wildfires in California during the third quarter of 2018 (collectively, the “Q3 2018 Catastrophe Events”).

•
Underwriting loss of $29.0 million and a combined ratio of 105.5% in the third quarter of 2018, compared to an underwriting loss of $793.2 million and a combined ratio of 244.8% in the third quarter of 2017. Principally impacting the Company’s underwriting results in the third quarter of 2018 were the Q3 2018 Catastrophe Events which resulted in an underwriting loss of $178.0 million and added 34.4 percentage points to the combined ratio. The third quarter of 2017 underwriting loss included the impacts of Hurricanes Harvey, Irma and Maria, the Mexico City Earthquake and certain losses associated with aggregate loss contracts (collectively, the “Q3 2017 Large Loss Events”), which resulted in an underwriting loss of $838.7 million and added 156.0 percentage points to the combined ratio in the third quarter of 2017.

•
Gross premiums written decreased by $14.6 million, or 2.3%, to $625.7 million, in the third quarter of 2018, compared to the third quarter of 2017, driven by a decrease of $24.0 million in the Property segment, partially offset by an increase of $9.4 million in the Casualty and Specialty segment. Included in gross premiums written in the third quarter of 2018 was $16.9 million of reinstatement premiums written associated with the Q3 2018 Catastrophe Events, and $102.3 million of gross premiums written associated with certain large, non-recurring reinsurance transactions noted below, each within the Company’s Property segment. Included in the gross premiums written in the third quarter of 2017 was $169.8 million of reinstatement premiums written associated with the Q3 2017 Large Loss Events.

•
Net premiums earned and net income available to RenaissanceRe common shareholders increased by $54.2 million and $41.9 million, respectively, as a result of certain large, non-recurring reinsurance transactions which are reflected in the Property segment. These transactions highlight the Company’s differentiated strategy and capability to provide bespoke or large solutions for its clients.

•
Total investment result was a gain of $94.3 million in the third quarter of 2018, generating an annualized total investment return of 3.3%. The Company’s portfolio of fixed maturity and short term investments had a yield to maturity of 3.1% at September 30, 2018.

Net Negative Impact
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest. The Company’s estimates of net negative impact are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, will vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses associated with the Q3 2018 Catastrophe Events, driven by the magnitude and recent occurrence of each event, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
The financial data below provides additional information detailing the net negative impact on the Company’s consolidated financial statements in the third quarter of 2018 resulting from the Q3 2018 Catastrophe Events.

Three months ended September 30, 2018	Typhoon Jebi	Hurricane Florence	Other Q3 2018 Catastrophe Events (1)	Total Q3 2018 Catastrophe Events
(in thousands, except percentages)
Net claims and claims expenses incurred	$(90,228)	$(74,040)	$(32,763)	$(197,031)
Assumed reinstatement premiums earned	6,997	9,067	866	16,930
Ceded reinstatement premiums earned	—	(112)	—	(112)
Lost profit commissions	1,973	313	(109)	2,177
Net negative impact on underwriting result	(81,258)	(64,772)	(32,006)	(178,036)
Redeemable noncontrolling interest - DaVinciRe	13,507	8,593	3,987	26,087
Net negative impact on net income available to RenaissanceRe common shareholders	$(67,751)	$(56,179)	$(28,019)	$(151,949)
Percentage point impact on consolidated combined ratio	15.5	12.3	6.1	34.4

Net negative impact on Property segment underwriting result	$(80,258)	$(64,772)	$(32,006)	$(177,036)
Net negative impact on Casualty and Specialty segment underwriting result	(1,000)	—	—	(1,000)
Net negative impact on underwriting result	$(81,258)	$(64,772)	$(32,006)	$(178,036)

(1)	Other Q3 2018 Catastrophe Events includes Typhoons Mangkhut and Trami and the wildfires in California during the third quarter of 2018.
Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $301.4 million in the third quarter of 2018, a decrease of $24.0 million, or 7.4%, compared to $325.4 million in the third quarter of 2017.
Gross premiums written in the catastrophe class of business were $212.3 million in the third quarter of 2018, a decrease of $31.2 million, or 12.8%, compared to the third quarter of 2017. Included in the catastrophe class of business in the third quarter of 2018 was $102.3 million of gross premiums written associated with the large, non-recurring reinsurance transactions noted above and $16.8 million of reinstatement premiums written associated with the Q3 2018 Catastrophe Events, as compared to the third quarter of 2017 which included $162.2 million of reinstatement premiums written associated with the Q3 2017 Large Loss Events. Excluding the reinstatement premiums written in each period associated with the respective catastrophe events, gross premiums written in the catastrophe class of business would have increased by $114.3 million, or 140.6%, which was primarily a result of expanded participation on existing transactions and certain new transactions we believe have comparably attractive risk-return attributes, including the large, non-recurring reinsurance transactions noted above.
Gross premiums written in the other property class of business were $89.1 million in the third quarter of 2018, an increase of $7.2 million, or 8.8%, compared to the third quarter of 2017. The increase in gross premiums written in the other property class of business was primarily driven by growth in the Lloyd’s underwriting platform, both from existing relationships and through new opportunities.
Ceded premiums written in the Property segment were $68.8 million in the third quarter of 2018, an increase of $12.8 million, or 22.8%, compared to the third quarter of 2017. The increase in ceded premiums written was principally due to additional purchases of retrocessional reinsurance as part of the management of the Company’s risk portfolio.
The Property segment incurred an underwriting loss of $43.9 million and had a combined ratio of 115.0% in the third quarter of 2018, compared to an underwriting loss of $750.2 million and a combined ratio of 322.7% in the third quarter of 2017. Principally impacting the Property segment underwriting result and combined ratio in the third quarter of 2018 were the Q3 2018 Catastrophe Events, which resulted in a net negative impact on the underwriting result of $177.0 million and added 63.2 percentage points to the combined ratio. In addition, the underwriting results in the third quarter of 2018 were positively impacted by $52.9 million of underwriting income associated with the large, non-recurring reinsurance transactions noted above. In comparison, the third quarter of 2017 was impacted by the Q3 2017 Large Loss Events which resulted in a net negative impact on the underwriting result of $808.6 million and added 252.0 percentage points to the Property segment combined ratio.
Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $324.3 million in the third quarter of 2018, an increase of $9.4 million, or 3.0%, compared to the third quarter of 2017. The increase was principally due to continued and selective growth from new business opportunities within certain classes of business.
The Casualty and Specialty segment generated underwriting income of $14.9 million and had a combined ratio of 93.8% in the third quarter of 2018, compared to an underwriting loss of $43.1 million and a combined ratio of 120.4%, in the third quarter of 2017. The improvement in the Casualty and Specialty segment combined ratio was principally driven by a 23.5 percentage point decrease in the net claims and claim expense ratio, primarily the result of significant net claims and claim expenses associated with the Q3 2017 Large Loss Events in the third quarter of 2017. In addition, the Casualty and Specialty segment was favorably impacted by a 3.1 percentage point decrease in the underwriting expense ratio, as a result of decreases in both the net acquisition ratio and operating expense ratio.
During the third quarter of 2018, the Casualty and Specialty segment experienced net favorable development on prior accident years net claims and claim expenses of $7.2 million, or 3.0 percentage points, compared to net adverse development of $4.8 million, or 2.2 percentage points, in the third quarter of 2017. The net favorable development during the third quarter of 2018 was principally driven by reported losses generally coming in lower than expected on attritional net claims and claim expenses across a number of lines of business.
Other Items

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The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains and losses on investments, was a gain of $94.3 million in the third quarter of 2018, compared to a gain of $82.3 million in the third quarter of 2017, an increase of $12.0 million. The increase in the total investment result was principally due to an increase in net investment income, which was partially offset by lower realized and unrealized gains on investments. The increase in net investment income was principally driven by higher average invested assets and higher interest rates within the Company’s fixed maturity and short term investments portfolios, combined with higher returns in the Company’s catastrophe bond portfolio included in other investments. Conversely, net realized and unrealized gains were lower in the third quarter of 2018, compared to the third quarter of 2017, as a result of the higher interest rates experienced during the current quarter, generating both realized and unrealized losses in the Company’s fixed maturity investments portfolio.

•
Net income attributable to redeemable noncontrolling interests in the third quarter of 2018 was $6.4 million, compared to a net loss attributable to redeemable noncontrolling interests of $204.3 million in the third quarter of 2017. The improvement was principally due to DaVinciRe generating underwriting income in the third quarter of 2018, compared to significant underwriting losses in the third quarter of 2017 driven by the Q3 2017 Large

Loss Events. The Company’s ownership in DaVinciRe was 22.1% at September 30, 2018, compared to 23.5% at September 30, 2017. The Company expects its noncontrolling economic ownership in DaVinciRe to fluctuate over time.

•
The Company recognized income tax expense of $1.5 million in the third quarter of 2018, compared to an income tax benefit of $19.0 million in the third quarter of 2017, which was principally driven by the underwriting losses associated with the Q3 2017 Large Loss Events.

•
The Company currently estimates, on a preliminary basis, that losses from Hurricane Michael will have an estimated net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders of approximately $100.0 million on its fourth quarter 2018 results of operations.

This Press Release includes certain non-GAAP financial measures including “operating income (loss) available (attributable) to RenaissanceRe common shareholders”, “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe will host a conference call on Wednesday, October 31, 2018 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the failure to obtain regulatory approvals or satisfy other conditions to completion of the proposed Tokio Millennium Re transaction; risks that the proposed Tokio Millennium Re transaction disrupts current plans and operations; the ability to recognize the benefits of the proposed Tokio Millenium Re transaction; the amount of the costs, fees, expenses and charges related to the proposed Tokio Millennium Re transaction; the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in the Company’s joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; continued soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine the impairments taken on investments; the effect of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industry; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Keith McCue	Keil Gunther
Senior Vice President, Finance & Investor Relations	Vice President, Marketing & Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 239-4830	(441) 239-4932
or
Kekst and Company
Peter Hill or Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues
Gross premiums written	$625,677	$640,269	$2,762,672	$2,389,774
Net premiums written	$453,255	$483,221	$1,720,808	$1,583,102
Decrease (increase) in unearned premiums	78,594	64,571	(319,292)	(287,000)
Net premiums earned	531,849	547,792	1,401,516	1,296,102
Net investment income	80,696	40,257	208,528	148,745
Net foreign exchange (losses) gains	(4,566)	(156)	(11,496)	11,118
Equity in earnings of other ventures	7,648	1,794	14,331	5,830
Other income	497	2,996	480	7,053
Net realized and unrealized gains (losses) on investments	13,630	42,052	(86,415)	143,538
Total revenues	629,754	634,735	1,526,944	1,612,386
Expenses
Net claims and claim expenses incurred	410,510	1,221,696	642,380	1,557,364
Acquisition expenses	109,761	76,761	312,524	248,294
Operational expenses	40,593	42,537	119,408	131,586
Corporate expenses	6,841	4,413	21,875	14,335
Interest expense	11,769	11,799	35,304	32,416
Total expenses	579,474	1,357,206	1,131,491	1,983,995
Income (loss) before taxes	50,280	(722,471)	395,453	(371,609)
Income tax (expense) benefit	(1,451)	18,977	(2,550)	14,739
Net income (loss)	48,829	(703,494)	392,903	(356,870)
Net (income) loss attributable to noncontrolling interests	(6,440)	204,277	(90,822)	132,338
Net income (loss) attributable to RenaissanceRe	42,389	(499,217)	302,081	(224,532)
Dividends on preference shares	(9,708)	(5,595)	(20,899)	(16,786)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$32,681	$(504,812)	$281,182	$(241,318)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - basic	$0.82	$(12.75)	$7.02	$(6.04)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.82	$(12.75)	$7.02	$(6.04)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$0.52	$(13.74)	$9.15	$(9.35)

Average shares outstanding - basic	39,624	39,591	39,606	39,979
Average shares outstanding - diluted	39,637	39,591	39,627	39,979

Net claims and claim expense ratio	77.2%	223.0%	45.8%	120.2%
Underwriting expense ratio	28.3%	21.8%	30.9%	29.3%
Combined ratio	105.5%	244.8%	76.7%	149.5%

Return on average common equity - annualized	3.1%	(47.2)%	9.1%	(7.4)%
Operating return on average common equity - annualized (1)	1.9%	(50.8)%	11.8%	(11.4)%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2018	December 31, 2017
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$7,814,779	$7,426,555
Short term investments, at fair value	2,461,415	991,863
Equity investments trading, at fair value	413,271	388,254
Other investments, at fair value	738,919	594,793
Investments in other ventures, under equity method	117,307	101,974
Total investments	11,545,691	9,503,439
Cash and cash equivalents	453,041	1,361,592
Premiums receivable	1,787,095	1,304,622
Prepaid reinsurance premiums	795,496	533,546
Reinsurance recoverable	1,204,059	1,586,630
Accrued investment income	46,690	42,235
Deferred acquisition costs	497,733	426,551
Receivable for investments sold	406,062	103,145
Other assets	121,724	121,226
Goodwill and other intangibles	238,803	243,145
Total assets	$17,096,394	$15,226,131
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$4,952,498	$5,080,408
Unearned premiums	2,058,851	1,477,609
Debt	990,749	989,623
Reinsurance balances payable	1,970,913	989,090
Payable for investments purchased	555,556	208,749
Other liabilities	147,328	792,771
Total liabilities	10,675,895	9,538,250
Redeemable noncontrolling interest	1,533,978	1,296,506
Shareholders’ Equity
Preference shares	650,000	400,000
Common shares	40,266	40,024
Additional paid-in capital	42,395	37,355
Accumulated other comprehensive (loss) income	(1,483)	224
Retained earnings	4,155,343	3,913,772
Total shareholders’ equity attributable to RenaissanceRe	4,886,521	4,391,375
Total liabilities, noncontrolling interests and shareholders’ equity	$17,096,394	$15,226,131

Book value per common share	$105.21	$99.72

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended September 30, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$301,413	$324,264	$—	$625,677
Net premiums written	$232,632	$220,623	$—	$453,255
Net premiums earned	$293,059	$238,791	$(1)	$531,849
Net claims and claim expenses incurred	265,857	144,671	(18)	410,510
Acquisition expenses	45,524	64,238	(1)	109,761
Operational expenses	25,577	14,976	40	40,593
Underwriting (loss) income	$(43,899)	$14,906	$(22)	(29,015)
Net investment income			80,696	80,696
Net foreign exchange losses			(4,566)	(4,566)
Equity in earnings of other ventures			7,648	7,648
Other income			497	497
Net realized and unrealized gains on investments			13,630	13,630
Corporate expenses			(6,841)	(6,841)
Interest expense			(11,769)	(11,769)
Income before taxes and redeemable noncontrolling interests				50,280
Income tax expense			(1,451)	(1,451)
Net income attributable to redeemable noncontrolling interests			(6,440)	(6,440)
Dividends on preference shares			(9,708)	(9,708)
Net income attributable to RenaissanceRe common shareholders				$32,681

Net claims and claim expenses incurred – current accident year	$268,022	$151,904	$—	$419,926
Net claims and claim expenses incurred – prior accident years	(2,165)	(7,233)	(18)	(9,416)
Net claims and claim expenses incurred – total	$265,857	$144,671	$(18)	$410,510

Net claims and claim expense ratio – current accident year	91.5%	63.6%		79.0%
Net claims and claim expense ratio – prior accident years	(0.8)%	(3.0)%		(1.8)%
Net claims and claim expense ratio – calendar year	90.7%	60.6%		77.2%
Underwriting expense ratio	24.3%	33.2%		28.3%
Combined ratio	115.0%	93.8%		105.5%

	Three months ended September 30, 2017
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$325,395	$314,881	$(7)	$640,269
Net premiums written	$269,393	$213,835	$(7)	$483,221
Net premiums earned	$336,838	$210,961	$(7)	$547,792
Net claims and claim expenses incurred	1,044,418	177,433	(155)	1,221,696
Acquisition expenses	17,514	59,248	(1)	76,761
Operational expenses	25,123	17,389	25	42,537
Underwriting (loss) income	$(750,217)	$(43,109)	$124	(793,202)
Net investment income			40,257	40,257
Net foreign exchange losses			(156)	(156)
Equity in earnings of other ventures			1,794	1,794
Other income			2,996	2,996
Net realized and unrealized gains on investments			42,052	42,052
Corporate expenses			(4,413)	(4,413)
Interest expense			(11,799)	(11,799)
Loss before taxes and redeemable noncontrolling interests				(722,471)
Income tax benefit			18,977	18,977
Net loss attributable to redeemable noncontrolling interests			204,277	204,277
Dividends on preference shares			(5,595)	(5,595)
Net loss attributable to RenaissanceRe common shareholders				$(504,812)

Net claims and claim expenses incurred – current accident year	$1,036,586	$172,675	$—	$1,209,261
Net claims and claim expenses incurred – prior accident years	7,832	4,758	(155)	12,435
Net claims and claim expenses incurred – total	$1,044,418	$177,433	$(155)	$1,221,696

Net claims and claim expense ratio – current accident year	307.7%	81.9%		220.8%
Net claims and claim expense ratio – prior accident years	2.4%	2.2%		2.2%
Net claims and claim expense ratio – calendar year	310.1%	84.1%		223.0%
Underwriting expense ratio	12.6%	36.3%		21.8%
Combined ratio	322.7%	120.4%		244.8%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Nine months ended September 30, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,561,008	$1,201,664	$—	$2,762,672
Net premiums written	$884,541	$836,267	$—	$1,720,808
Net premiums earned	$722,246	$679,271	$(1)	$1,401,516
Net claims and claim expenses incurred	222,195	420,273	(88)	642,380
Acquisition expenses	127,095	185,429	—	312,524
Operational expenses	75,933	43,121	354	119,408
Underwriting income (loss)	$297,023	$30,448	$(267)	327,204
Net investment income			208,528	208,528
Net foreign exchange losses			(11,496)	(11,496)
Equity in earnings of other ventures			14,331	14,331
Other income			480	480
Net realized and unrealized losses on investments			(86,415)	(86,415)
Corporate expenses			(21,875)	(21,875)
Interest expense			(35,304)	(35,304)
Income before taxes and redeemable noncontrolling interests				395,453
Income tax expense			(2,550)	(2,550)
Net income attributable to redeemable noncontrolling interests			(90,822)	(90,822)
Dividends on preference shares			(20,899)	(20,899)
Net income attributable to RenaissanceRe common shareholders				$281,182

Net claims and claim expenses incurred – current accident year	$395,067	$444,293	$—	$839,360
Net claims and claim expenses incurred – prior accident years	(172,872)	(24,020)	(88)	(196,980)
Net claims and claim expenses incurred – total	$222,195	$420,273	$(88)	$642,380

Net claims and claim expense ratio – current accident year	54.7%	65.4%		59.9%
Net claims and claim expense ratio – prior accident years	(23.9)%	(3.5)%		(14.1)%
Net claims and claim expense ratio – calendar year	30.8%	61.9%		45.8%
Underwriting expense ratio	28.1%	33.6%		30.9%
Combined ratio	58.9%	95.5%		76.7%

	Nine months ended September 30, 2017
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,345,271	$1,044,510	$(7)	$2,389,774
Net premiums written	$895,728	$687,381	$(7)	$1,583,102
Net premiums earned	$716,024	$580,085	$(7)	$1,296,102
Net claims and claim expenses incurred	1,116,273	441,801	(710)	1,557,364
Acquisition expenses	75,117	173,179	(2)	248,294
Operational expenses	76,841	54,708	37	131,586
Underwriting (loss) income	$(552,207)	$(89,603)	$668	(641,142)
Net investment income			148,745	148,745
Net foreign exchange gains			11,118	11,118
Equity in earnings of other ventures			5,830	5,830
Other income			7,053	7,053
Net realized and unrealized gains on investments			143,538	143,538
Corporate expenses			(14,335)	(14,335)
Interest expense			(32,416)	(32,416)
Loss before taxes and redeemable noncontrolling interests				(371,609)
Income tax benefit			14,739	14,739
Net loss attributable to redeemable noncontrolling interests			132,338	132,338
Dividends on preference shares			(16,786)	(16,786)
Net loss attributable to RenaissanceRe common shareholders				$(241,318)

Net claims and claim expenses incurred – current accident year	$1,133,241	$427,786	$—	$1,561,027
Net claims and claim expenses incurred – prior accident years	(16,968)	14,015	(710)	(3,663)
Net claims and claim expenses incurred – total	$1,116,273	$441,801	$(710)	$1,557,364

Net claims and claim expense ratio – current accident year	158.3%	73.7%		120.4%
Net claims and claim expense ratio – prior accident years	(2.4)%	2.5%		(0.2)%
Net claims and claim expense ratio – calendar year	155.9%	76.2%		120.2%
Underwriting expense ratio	21.2%	39.2%		29.3%
Combined ratio	177.1%	115.4%		149.5%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Property Segment
Catastrophe	$212,330	$243,514	$1,240,387	$1,069,438
Other property	89,083	81,881	320,621	275,833
Property segment gross premiums written	$301,413	$325,395	$1,561,008	$1,345,271

Casualty and Specialty Segment
General casualty (1)	$97,026	$107,055	$377,300	$337,342
Professional liability (2)	111,536	101,482	366,460	335,235
Financial lines (3)	69,253	66,186	250,735	220,643
Other (4)	46,449	40,158	207,169	151,290
Casualty and Specialty segment gross premiums written	$324,264	$314,881	$1,201,664	$1,044,510

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Fixed maturity investments	$55,725	$45,305	$151,784	$133,080
Short term investments	9,403	2,771	22,340	7,476
Equity investments trading	903	930	3,091	2,630
Other investments
Private equity investments	8,723	6,371	12,149	20,784
Other	8,665	(11,491)	27,346	(4,520)
Cash and cash equivalents	1,104	352	2,708	836
	84,523	44,238	219,418	160,286
Investment expenses	(3,827)	(3,981)	(10,890)	(11,541)
Net investment income	80,696	40,257	208,528	148,745

Gross realized gains	5,229	16,343	14,945	43,053
Gross realized losses	(15,327)	(6,126)	(67,699)	(29,902)
Net realized (losses) gains on fixed maturity investments	(10,098)	10,217	(52,754)	13,151
Net unrealized (losses) gains on fixed maturity investments trading	(8,730)	5,545	(73,522)	48,940
Net realized and unrealized gains (losses) on investments-related derivatives	2,563	(4,020)	(763)	(4,344)
Net realized gains on equity investments trading	21,259	13,675	21,841	49,736
Net unrealized gains on equity investments trading	8,636	16,635	18,783	36,055
Net realized and unrealized gains (losses) on investments	13,630	42,052	(86,415)	143,538
Total investment result	$94,326	$82,309	$122,113	$292,283

Total investment return - annualized	3.3%	3.4%	1.5%	4.1%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments and the associated income tax expense or benefit. The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives and the associated income tax expense or benefit of those fluctuations. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income (loss) available (attributable) to RenaissanceRe common shareholders; 2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Nine months ended
(in thousands of United States Dollars, except per share amounts and percentages)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$32,681	$(504,812)	$281,182	$(241,318)
Adjustment for net realized and unrealized (gains) losses on investments	(13,630)	(42,052)	86,415	(143,538)
Adjustment for income tax expense (benefit) (1)	1,536	2,711	(2,170)	11,203
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$20,587	$(544,153)	$365,427	$(373,653)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.82	$(12.75)	$7.02	$(6.04)
Adjustment for net realized and unrealized (gains) losses on investments	(0.34)	(1.06)	2.18	(3.59)
Adjustment for income tax expense (benefit) (1)	0.04	0.07	(0.05)	0.28
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.52	$(13.74)	$9.15	$(9.35)

Return on average common equity - annualized	3.1%	(47.2)%	9.1%	(7.4)%
Adjustment for net realized and unrealized (gains) losses on investments	(1.3)%	(3.9)%	2.8%	(4.3)%
Adjustment for income tax expense (benefit) (1)	0.1%	0.3%	(0.1)%	0.3%
Operating return on average common equity - annualized	1.9%	(50.8)%	11.8%	(11.4)%

(1)
Adjustment for income tax expense (benefit) represents the income tax expense (benefit) associated with the adjustment for net realized and unrealized (gains) losses on investments. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.

The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Book value per common share	$105.21	$104.56	$100.29	$99.72	$100.00
Adjustment for goodwill and other intangibles (1)	(6.63)	(6.69)	(6.66)	(6.49)	(6.55)
Tangible book value per common share	98.58	97.87	93.63	93.23	93.45
Adjustment for accumulated dividends	18.99	18.66	18.33	18.00	17.68
Tangible book value per common share plus accumulated dividends	$117.57	$116.53	$111.96	$111.23	$111.13

Quarterly change in book value per common share	0.6%	4.3%	0.6%	(0.3)%	(11.6)%
Quarterly change in tangible book value per common share plus change in accumulated dividends	1.1%	4.9%	0.8%	0.1%	(12.0)%
Year to date change in book value per common share	5.5%	4.9%	0.6%	(8.0)%	(7.8)%
Year to date change in tangible book value per common share plus change in accumulated dividends	6.8%	5.7%	0.8%	(7.2)%	(7.3)%

(1)
At September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, goodwill and other intangibles included $28.4 million, $29.1 million, $26.3 million, $16.7 million and $17.4 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.